EXHIBIT 99.2
Investor Update
May 1, 2012

This investor update provides Spirit's investor guidance for the second quarter ending June 30, 2012 and full year 2012. All data is based on preliminary estimates.

Capacity - Available Seat Miles (ASMs)	1Q12A	2Q12E	3Q12E	4Q12E	FY2012E
ASMs Year-over-Year % Change	17.7%	18.8%	27.0%	31.0%	23.7%

2Q12E

Operating Expense per ASM (CASM) (cents)
CASM*	10.20	-	10.25
Less: Fuel expense per ASM	4.46
CASM ex-fuel*	5.74	-	5.79

*Excludes one-time start-up costs related to implementation of the Company's enhanced preventative seat maintenance program. The Company estimates it will spend between $4 and $6 million on start-up costs during the second and third quarter of 2012. The Company is reviewing the accounting for the program start-up costs and will update CASM guidance in its next quarterly guidance update.

Average Stage Length (miles)	902

Fuel Expense per Gallon ($)
Fuel cost*	$3.41
Less: Unrealized mark-to-market (gains) and losses (1)	n/a
Economic fuel cost	$3.41

Fuel gallons (thousands)	36,464

*Includes fuel taxes, and into-plane fuel cost. Based on the jet fuel curve as of April 19, 2012 and includes fuel hedge (gains) and losses currently expected to be realized during the second quarter 2012.

2Q12E	FY2012E
Effective Tax Rate	37.7%	37.7%

2Q12E	FY2012E
Wtd. Average Share Count (thousands)
Basic	72,383	72,386
Diluted	72,572	72,580

Capital Expenditures & Other Working Capital Requirements	Full Year 2012E
(millions)
Capital expenditures*	$28
Pre-delivery deposits for flight equipment, net of refunds	$12
Pre-paid maintenance reserves, net	$21
Pre-IPO Tax Receivable Agreement distribution	$27

*Includes the purchase of two spare engines that will be, or were, financed under a sale/leaseback transaction upon delivery.

Fuel Hedges	% of Est.		Average price
Period	Volume	Instrument	Call/gal	Put /gal
2Q12	19%	Jet fuel collars	$3.38	$3.13

Refining Margin
Hedges	% of Est.		Average price
Period	Volume	Instrument	per gallon
3Q12	46%	Heating Oil	$0.0395
4Q12	23%	Heating Oil	$0.0395

Footnotes

(1)
Unrealized mark-to-market (gains) and losses are comprised of estimated non-cash adjustments to aircraft fuel expense. The Company may have unrealized mark-to-market (gains) or losses in the second quarter 2012, but is not yet able to estimate the amount.

Forward-Looking Statements
Statements in this release contain various forward-looking statements within the meaning Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words “expects,” “estimates,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals, or actions the Company may take in the future, are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's guidance and estimates for the second quarter and full year 2012, including expectations regarding capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses and tax rates. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements are subject to a number of factors that could cause the Company's actual results to differ materially from the Company's expectations, including the competitive environment in the airline industry; the Company's ability to keep costs low; changes in fuel costs; the impact of worldwide economic conditions on customer travel behavior; the Company's ability to generate non-ticket revenues; and government regulation. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K for the year ended December 31, 2011.